SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a)of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement [ ] Confidential, for use of the Commission
                                   Only (as permitted by Rule 14a - 6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional  Materials
[ ] Soliciting  Material Under Rule 14a-12

                                SUN BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
   [X] No fee required
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)   Title of each class of securities to which transaction applies:

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          (2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

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          (4)   Proposed maximum aggregate value of transaction:

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          (5)   Total fee paid:

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   [ ] Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)   Amount previously paid:

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          (2)   Form, Schedule or Registration Statement No.:

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          (3)   Filing Party:

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          (4)   Date Filed:

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

April 18, 2000

Dear Fellow Shareholder:

         On behalf of the Board of Directors and management of Sun Bancorp, Inc. (the "Company"), I cordially invite you to attend the Annual Meeting of Shareholders to be held at 226 Landis Avenue, Vineland, New Jersey, on May 18, 2000, at 3:30 p.m. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting, I will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Deloitte & Touche LLP, certified public accountants, will be present to respond to any questions shareholders may have.

         The matters to be considered by shareholders at the Annual Meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement. The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING. YOUR VOTE IS VERY IMPORTANT.

                                                  Sincerely,

                                                  /s/Bernard A. Brown
                                                  --------------------------
                                                  Bernard A. Brown
                                                  Chairman of the Board

--------------------------------------------------------------------------------
                                SUN BANCORP, INC.
                                226 LANDIS AVENUE
                           VINELAND, NEW JERSEY 08360
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To be Held on May 18, 2000
--------------------------------------------------------------------------------

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Sun Bancorp, Inc. (the "Company"), will be held at 226 Landis Avenue, Vineland, New Jersey on May 18, 2000, at 3:30 p.m.

The Meeting is for the purpose of considering and acting upon the following matters:

1.   The election of seven directors of the Company;

2. The ratification of the amendment to the Sun Bancorp, Inc. 1997 Stock Option Plan; and

3. Such other matters as may properly come before the meeting or any adjournments thereof.

The Board of Directors is not aware of any other business to come before the Meeting. Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Shareholders of record at the close of business on April 10, 2000 are the shareholders entitled to vote at the Meeting and any adjournments thereof.

EACH SHAREHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, SHAREHOLDERS WHOSE SHARES ARE NOT REGISTERED IN THEIR OWN NAME WILL NEED ADDITIONAL DOCUMENTATION FROM THE RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

                                BY ORDER OF THE BOARD OF DIRECTORS


                                /s/Sidney R. Brown
                                --------------------------
                                Sidney R. Brown
                                Secretary
Vineland, New Jersey
April 18, 2000

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                                SUN BANCORP, INC.
                                226 LANDIS AVENUE
                           VINELAND, NEW JERSEY 08360
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 18, 2000

--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------
         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sun Bancorp, Inc. (the "Company") to be used at the 2000 Annual Meeting of Shareholders of the Company which will be held at 226 Landis Avenue, Vineland, New Jersey, on May 18, 2000, 3:30 p.m. local time (the "Meeting"). The accompanying Notice of Annual Meeting of
Shareholders, form of proxy, Annual Report and this Proxy Statement are being first mailed to the Company's shareholders entitled to notice of and to vote at the Meeting, on or about April 18, 2000. The Annual Report does not constitute "soliciting material" and is not to be deemed "filed" with the Securities and Exchange Commission (the "Commission").

         At the Meeting, shareholders will consider and vote upon (i) the election of seven directors, (ii) the ratification of the amendment to the Sun Bancorp, Inc. 1997 Stock Option Plan (the "1997 Stock Option Plan"), and (iii) such other matters as may properly come before the Meeting or any adjournments thereof. The Board of Directors of the Company (the "Board" or the "Board of Directors") knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournment thereof.

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                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------
         Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a shareholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors will be voted as specified thereon. If no specification is made, signed proxies will be voted "FOR" the nominees for directors set forth below and "FOR" the ratification of the amendment to the 1997 Stock Option Plan. The proxy confers discretionary authority on the persons named thereon to vote with respect to the election of any person as a director where a nominee is unable to serve, or for good cause will not serve, and with respect to matters incident to the conduct of the Meeting.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------
         Shareholders of record as of the close of business on April 10, 2000 (the "Record Date") are entitled to one vote for each share of common stock of the Company (the "Common Stock") then held.

         As of the Record Date, the Company had 9,186,350 shares of Common Stock issued and outstanding.

         The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting only those votes cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to ratify or adopt any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

         As to the election of directors, the proxy card being provided by the Board of Directors allows a shareholder to vote for the election of the nominees proposed by the Board of Directors, or to withhold authority to vote for the nominees being proposed. Under the Company's bylaws, directors are elected by a plurality of votes cast, without respect to either (i) broker non-votes or (ii) proxies as to which authority to vote for the nominee being proposed is withheld.

         Concerning all other matters that may properly come before the Meeting, including the ratification of the amendment to the 1997 Stock Option Plan, by checking the appropriate box, a shareholder may: (i) vote "FOR" the item, or
(ii) vote "AGAINST" the item, or (iii) "ABSTAIN" with respect to the item. Unless otherwise required, such matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

Security Ownership of Certain Beneficial Owners

         Persons and groups owning in excess of 5% of the outstanding shares of Common Stock are required to file reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Other than as set forth in the following table, management knows of no person or group that owns more than 5% of the outstanding shares of Common Stock at the Record Date.

                                                            Percent of Shares of
                                      Amount and Nature of     Common Stock
Name and Address of Beneficial Owner  Beneficial Ownership     Outstanding
------------------------------------  --------------------  -------------------

Bernard A. Brown
71 West Park Avenue
Vineland, New Jersey 08360                 2,971,647(1)             29.58%

--------------------
(1) Includes shares of Common Stock held directly as well as by spouse or minor children, in trust and other indirect ownership, over which shares the individual effectively exercise sole voting and investment power, unless otherwise indicated. Includes 858,551 shares of Common Stock that can be acquired pursuant to options that are exercisable within 60 days of the Record Date. See "Director and Executive Officer Compensation."

--------------------------------------------------------------------------------
             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
--------------------------------------------------------------------------------
         Officers, directors and employees of the Company have an interest in a matter being presented for shareholder ratification. Upon shareholder ratification of Proposal II, there will be an increased number of shares of Common Stock authorized for issuance under the 1997 Stock Option Plan. In addition, certain employees, officers and directors of the Company have already been granted stock options pursuant to the amendment to the 1997 Stock Option Plan. The ratification of the amendment to the 1997 Stock Option Plan is being presented as "Proposal II - Ratification of the Amendment to the 1997 Stock Option Plan."

--------------------------------------------------------------------------------
                       PROPOSAL I - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------
General Information

         The entire Board of Directors is to be elected at the Meeting, each to serve until the next Annual Meeting of Shareholders or until his or her successor has been duly elected and qualified. Each nominee is currently a member of the Board of Directors. All members of the current Board of Directors are nominees, with the exception of Adolph F. Calovi, who is retiring from the Board as of May 18, 2000.

         It is intended that the proxies solicited by the Board will be voted for the election of each of the named nominees unless otherwise specified. If any of the nominees are unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any of the nominees might be unavailable to serve.

         The following table sets forth information with respect to the directors, including their names, ages, the years they first became directors of the Company, and the number and percentage of shares of the Common Stock beneficially owned by each as of the Record Date.

                                                                                Shares of Common      Percent
                                                                    Director    Stock Beneficially       of
      Director               Age (1)       Position                   Since        Owned (2)            Class
      --------               -------       --------                 --------    ------------------    --------

Bernard A. Brown (3)           75         Chairman of the Board         1985      2,971,647 (4)        29.58%

Ike Brown (3)                  45         Director                      1998          1,000               *

Jeffrey S. Brown (3)           40         Director                      1999        225,851             2.46%

Sidney R. Brown (3)            43         Vice Chairman,                1990        374,655 (5)         4.04%
                                           Treasurer, Secretary

Adolph F. Calovi               77         Director                      1990            564               *

Peter Galetto, Jr.             46         Director                      1990        146,432             1.59%


Philip W. Koebig, III          57         Director, President and       1995        327,401 (6)         3.49%
                                          Chief Executive Officer

Anne E. Koons (3)              47         Director                      1990        199,512             2.17%

All directors, nominees and executive officers of the                             4,354,437 (7)        41.75%
    Company as a group (11 persons)

-------------------------------------
*    Less than 1%.
(1)  At December 31, 1999.
(2) Includes shares held directly by the individual as well as by such individual's spouse, shares held in trust and in other forms of indirect ownership over which shares the individual effectively exercises sole voting and investment power.
(3) Ike Brown, Sidney R. Brown, Anne E. Koons and Jeffrey S. Brown are the children of Bernard A. Brown.
(4) Includes 858,551 shares of Common Stock that may be acquired pursuant to options that may be exercised within 60 days of the Record Date.
(5) Includes 89,279 shares of Common Stock that may be acquired pursuant to options that may be exercised within 60 days of the Record Date.
(6) Includes 206,717 shares of Common Stock that may be acquired pursuant to options that may be exercised within 60 days of the Record Date.
(7) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole voting and investment power, unless otherwise indicated. Includes 1,243,171 options that may be exercised within 60 days of the Record Date to purchase shares of Common Stock. See "Director and Executive Officer Compensation."

Biographical Information

         Directors and Executive Officers of the Company. The principal occupation of each director and executive officer of the Company is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated.

         Bernard A. Brown has been the Chairman of the Board of Directors of the Company since its inception in January 1985. Mr. Brown is also the Chairman of the Board of Directors of Sun National Bank ("Sun") and Sun National Bank, Delaware ("Sun Delaware"), wholly owned subsidiaries of the Company. For many years, Mr. Brown has been the Chairman of the Board of Directors and President of NFI Industries, Inc., a trucking conglomerate headquartered in Vineland, New Jersey.

         Ike Brown has been a director of the Company since March 1998. He is also a director of Sun Delaware. Mr. Brown is Vice Chairman and director of NFI Industries, Inc. and is also one of the general partners of The Four B's, a partnership which has extensive real estate holdings in the Eastern United States and which primarily engages in investment in, and the consequent development of, commercial real estate, leasing and/or sale. Mr. Brown is currently an officer and director of several other corporations and partnerships in the transportation, equipment leasing, insurance, warehousing and real estate industries.

         Jeffrey S. Brown has been a director of the Company since April 1999. He is an officer and director of NFI Industries, Inc. and is also one of the general partners of The Four B's, a partnership which has extensive real estate holdings in the Eastern United States and which primarily engages in investment in, and the consequent development of, commercial real estate, leasing and/or sale. Mr. Brown is currently an officer and director of several other corporations and partnerships in the transportation, equipment leasing, insurance, warehousing and real estate industries.

         Sidney R. Brown has been the Treasurer and a director of the Company since April 1990. In March 1997, Mr. Brown became secretary of the Company, and in March 1998 he became the Vice Chairman of the Board of Directors of the Company. Mr. Brown is also a director of Sun Delaware. Mr. Brown is the chief executive officer of NFI Industries, Inc., and one of the general partners of The Four B's, a partnership which has extensive real estate holdings in the Eastern United States and which primarily engages in investment in, and the consequent development of, commercial real estate, leasing and/or sale. Mr. Brown is currently an officer and director of several other corporations and partnerships in the transportation, equipment leasing, insurance, warehousing and real estate industries.

         Adolph F. Calovi has been a director of the Company since its inception in January 1985. He will retire from the Board of Directors as of May 18, 2000. From 1985 to January 1999, Mr. Calovi was the Company's President and Chief Executive Officer. Mr. Calovi was also a director of Sun and Sun Delaware and from 1985 to 1994, he was the President and Chief Executive Officer of Sun.

         Peter Galetto, Jr. has been a director of the Company since April 1990. Mr. Galetto also served as secretary of the Company from April 1990 to March 1997. He is also a director of Sun Delaware. Mr. Galetto is the President/Sales for Stanker & Galetto, Inc., an industrial and building contractor located in Vineland, New Jersey. He is also the President of the Cumberland Technology Enterprise Center, a small business incubator. Mr. Galetto has been the Secretary/Treasurer of Trimark Building Contractors. He is also an officer and director of several other corporations and organizations.

         Philip W. Koebig, III has been the President and Chief Executive Officer of the Company since January 1999 and was the Executive Vice President of the Company from 1994 to 1999. He has been a director of the Company since 1995. Mr. Koebig has also been a director, President and Chief Executive Officer of Sun since 1995. He is also Vice Chairman of the Board of Directors of Sun Delaware. He also serves on the Board of Directors of numerous charitable organizations and corporations.

         Anne E. Koons has been a director of the Company since April 1990. Ms. Koons is a real estate agent with Prudential Fox & Roach. Ms. Koons a member of the Cooper Medical Center's Foundation Board. She is also a director of Sun Delaware.

         Robert F. Mack has been with the Company since April 1992 and currently serves as an Executive Vice President. He is also an Executive Vice President and Cashier of Sun and Sun Delaware. Mr. Mack has twenty-seven years of extensive banking experience and has worked for several commercial banks in New Jersey.

         James S. Killough joined the Company in February 1997 and serves as Executive Vice President of Administration, Operations and Retail Banking. He is also an Executive Vice President of Sun and Sun Delaware. Before joining the Company, Mr. Killough was president and chief professional officer for the United Way of Camden County, New Jersey for two years. Prior to that, Mr. Killough was executive vice president for Central Jersey Bank and Trust and Midlantic National Bank/South.

         Dan A. Chila joined the Company in April 2000 as the Executive Vice President and Chief Financial Officer. Before joining the Company, Mr. Chila was Senior Vice President and Chief Financial Officer of Peoples Bancorp, Lawrenceville, New Jersey. Prior to that, Mr. Chila was Senior Vice

President for CoreStates Financial Corporation. He has over 25 years of banking experience and is a Certified Public Accountant.

         Additional Executive Officers of Sun and Sun Delaware. Set forth below is biographical information of certain executive officers of Sun or Sun Delaware who are not also executive officers of the Company.

         Bart A. Speziali has been with Sun since 1992 and is an Executive Vice President and Senior Lending Officer. Mr. Speziali has over twenty years of banking experience in southern New Jersey.

         Warren C. Engle has been with Sun Delaware since May 1999 as its President and Chief Executive Officer. He is also a director of Sun Delaware. Mr. Engle has over 27 years of banking experience. Before joining Sun Delaware, Mr. Engle was a bank executive for PNC Bank. Prior to that, Mr. Engle was a senior officer for Wilmington Trust Company.

Meetings and Committees of the Board of Directors

         The Company is governed by a Board of Directors and various committees of the Board which meet regularly throughout the year. During the fiscal year ended December 31, 1999, the Board of Directors held 8 regular meetings and 3 special meetings. With the exception of Ike Brown and Anne E. Koons, no director attended fewer than 75% of the total meetings of the Board of Directors and meetings of committees on which such director served during the year ended December 31, 1999.

         The Nominating Committee consists of the entire Board of Directors of the Company. The Nominating Committee met once during the year ended December 31, 1999. The Nominating Committee is not required to consider nominees recommended by shareholders.

         The Audit Committee consists of Directors Calovi, Galetto and Koons. The Audit Committee is responsible for recommending the appointment of the Company's independent public accountants and meeting with such accountants with respect to the scope and review of the annual audit. Additional responsibilities of the Audit Committee are to ensure that the Board of Directors receives objective information regarding policies, procedures and activities of the Company with respect to auditing, accounting, internal accounting controls, financial reporting, regulatory matters and such other activities of the Company as may be directed by the Board of Directors. The Audit Committee met twice during the year ended December 31, 1999.

         The Personnel Committee consists of Directors Koons, Sidney Brown and Koebig. The Personnel Committee met once during the year ended December 31, 1999.

--------------------------------------------------------------------------------
                   DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
--------------------------------------------------------------------------------
Directors' Compensation

         Each member of the Board of Directors, except for the chairman and employee directors, received a fee of $300 for each board meeting and $200 for each committee meeting attended for the year ended December 31, 1999. Directors who are executive officers do not receive any fees for their services as directors. For the year ended December 31, 1999, directors fees totaled $38,800, all of which was paid in shares of Common Stock.

Executive Compensation

         Summary Compensation Table. The following table sets forth compensation awarded to the Chief Executive Officer and the five highest compensated executive officers of the Company for the year ended December 31, 1999.

                                                                         Long Term
                                                                       Compensation
                                              Annual Compensation         Awards
                                           ------------------------    -------------
                                                                        Securities
            Name and                                                    Underlying        All Other
       Principal Position           Year       Salary        Bonus     Options(#)(1)    Compensation
       ------------------           ----       ------        ------    -------------    -------------
Philip W. Koebig, III                1999      $315,000     $110,000       50,053          $12,591 (2)
President and Chief Executive        1998       257,692       60,000        5,292           13,286
Officer                              1997       199,039           --       24,807           11,658

Bernard A. Brown                     1999       162,500       55,000      282,776               --
Chairman                             1998       129,106       30,000      265,146               --
                                     1997        98,077           --      124,032               --

James S. Killough                    1999       155,000       31,500        2,625               --
Executive Vice President             1998       144,808       15,000           --               --
                                     1997       105,769           --       31,008               --

Bart A. Speziali                     1999       134,000       24,000        2,625               --
Executive Vice President             1998       124,165       15,000           --               --
of Sun                               1997       106,704           --        4,961               --

Harry G. Miller (3)                  1999       132,942       30,000        2,625               --
Executive Vice President of Sun      1998       145,385           --           --               --
                                     1997       105,769           --       16,538               --

Robert F. Mack                       1999       129,038       23,625        2,625               --
Executive Vice President             1998       108,365       15,000           --               --
                                     1997        83,654           --        4,961               --

--------------------
(1)  Prior awards adjusted for stock dividends.
(2) For Mr. Koebig, all other compensation constitutes life and disability insurance premiums of $8,151, and country club dues of $4,440 for 1999. Mr. Koebig became President and CEO of the Company on January 19, 1999.
(3)  Mr. Miller retired from Sun in October 1999.

         Stock Option Plans. The Company has adopted the 1985 Stock Option Plan, the 1995 Stock Option Plan and the 1997 Stock Option Plan (the "Option Plans"). Officers, directors and employees are eligible to receive, at no cost to them, options under the Option Plans. Options granted under the Option Plans may be either incentive stock options (options that afford favorable tax treatment to recipients upon compliance with certain restrictions pursuant to Section 422 of the Internal Revenue Code and that do not normally result in tax deductions to the Company) or options that do not so qualify. The option price may not be less than 100% of the fair market value of the shares on the date of the grant. Option shares may be paid in cash, shares of the common stock, or a combination of both. Incentive options are exercisable for a period of ten years. Non-qualified stock options are exercisable for a period of ten years and ten days.

         The following tables set forth additional information concerning options granted under the Option Plans.

                                            Option Grants in Last Fiscal Year(1)
                                            ------------------------------------
                                                                                               Potential Realizable Value at
                                                                                               Assumed Annual Rates of Stock
                                                                                                  Price Appreciation for
                                                   Individual Grants                                     Option Term
                             --------------------------------------------------------------    --------------------------------
                                            Percent of Total
                              Number of     Options Granted
                              Options       to Employees in     Exercise Price   Expiration
     Name                    Granted(1)       Fiscal Year         ($/Share)        Date              5% ($)          10% ($)
     ----                    ----------     ---------------     --------------   ----------         --------        --------
Philip W. Koebig, III            7,937           1.79%            $17.86          1/08/09           $230,904        $367,675
                                 2,563           0.58%            $17.86          1/18/09            $74,563        $118,729
                                14,553           3.29%            $17.14          4/12/09           $406,309        $646,979
                                25,000           5.65%            $14.25         10/21/09           $580,294        $924,021

Bernard A. Brown                 8,884           2.01%            $19.65          1/08/09           $284,357        $452,791
                                 1,616           0.37%            $17.86          1/18/09            $47,013         $74,860
                                 7,276           1.64%            $17.14          4/12/09           $203,140        $323,467
                               265,000          59.90%            $14.25         10/21/09         $6,151,113      $9,794,620

James S. Killough                2,625           0.59%            $17.86          1/08/09            $76,367        $121,601
Bart A. Speziali                 2,625           0.59%            $17.86          1/08/09            $76,367        $121,601
Harry G. Miller                  2,625           0.59%            $17.86          1/08/09            $76,367        $121,601
Robert F. Mack                   2,625           0.59%            $17.86          1/08/09            $76,367        $121,601


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
--------------------------------------------------------------------------------
                                                                                                      Value of
                                                                Number of Options               In-the-money Options
                            Shares Acquired      Value        at Fiscal Year-End(#)             at Fiscal Year-End($)
Name                        on Exercise (#)     Realized     Exercisable/Unexercisable      Exercisable/Unexercisable(1)
----                        ---------------     --------     -------------------------      ----------------------------

Philip W. Koebig, III            --              $ --             206,717/37,527                     $827,620/$--

Bernard A. Brown                 --                --             858,551/405,138                  $3,149,944/$--

James S. Killough                --                --              32,320/1,313                       $52,946/$--

Bart A. Speziali                 --                --              28,152/1,313                      $108,777/$--

Harry G. Miller                  --                --               8,269/--                              $--/$--

Robert F. Mack                   --                --              28,152/1,313                      $108,777/$--

-------------------
(1) Based upon the difference between the option exercise price and the market price of stock of $9.94 per share as of December 31, 1999.


     Personnel Committee Report on Executive Compensation

         The Personnel Committee (the "Committee") has furnished the following report on executive compensation:

         Under the supervision of the Board of Directors, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's employees, including its Chief Executive Officer ("CEO"), Chairman and other senior management, with the interests of its shareholders. With regard to compensation actions affecting the CEO, the Executive Committee of the Board of Directors, which consists of the members of the Personnel Committee and all of the non-employee members of the Board of Directors, acted as the approving body.

     The  executive compensation program of the Company is designed to:

     o Support a pay-for-performance policy that differentiates compensation based on corporate and individual performance;

     o Motivate employees to assume increased responsibility and reward them for their achievement;

     o Provide compensation opportunities that are comparable to those offered by other leading companies, allowing the Company to compete for and retain top quality, dedicated executives who are critical to the Company's long-term success; and

     o Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of Common Stock.

         At present, the executive compensation program is comprised of salary, annual cash incentive opportunities, long-term incentive opportunities in the form of stock options, and miscellaneous benefits typically offered to executives in comparable corporations. The Committee considers the total compensation (earned or potentially available) in establishing each element of compensation so that total compensation paid is competitive with the market place, based on an independent consultant's survey of salary competitiveness of other financial institutions. The Committee is advised periodically by independent compensation consultants concerning salary competitiveness.

         As an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on Company performance incentives rather than on salary. Reliance on Company performance causes greater variability in the individual's total compensation from year to year. By varying annual and long-term compensation and basing both on corporate performance, the Company believes executive officers are encouraged to continue focusing on building profitability and shareholder value. The mix of annual and long-term compensation was set subjectively. In determining the mix, the Committee balanced rewards for past performance with incentives for future performance, and took into account such factors as overall risk of the pay package and award sizes in prior years.

         Base Salary. Annual base salaries for all executive officers are generally set somewhat below competitive levels so that the Company relies to a large degree on annual and longer term incentive compensation to attract and retain corporate officers and other employees and to motivate them to perform to the full extent of their abilities. Effective January 1, 1999, the Board of Directors, acting on the recommendation of the Committee, increased the base salary paid to executive officers. The increase reflected consideration of competitive data provided by an independent consulting firm, the Committee's and the Board's assessment of the executive officer's performance over the previous year and recognition of the improvement in performance by the Company during 1998 as compared with the Company's goals included in its business plan.

         Long-Term Incentive Compensation. The long-term incentive compensation consists of stock option awards. The Committee believes that issuing stock options to executives benefits the Company's shareholders by encouraging and enabling executives to own stock of the Company, thus aligning executive pay with shareholder interests.

         1999 Compensation for the CEO. Mr. Koebig has served as President and Chief Executive Officer of the Company since January 1999. Mr. Koebig's salary for 1999 of $315,000 reflected the Board's assessment of his performance over the previous year and was based upon his prior years of service to the Bank and the Company.

         Compensation Committee:

                  Sidney R. Brown
                  Philip W. Koebig, III
                  Anne E. Koons

Stock Performance Graph

         Set forth below is a stock performance graph comparing the cumulative total shareholder return on the Common Stock with (a) the cumulative total shareholder return on stocks included in the Nasdaq Stock Market index and (b) the cumulative total shareholder return on stocks included in the Nasdaq Bank index, as prepared for Nasdaq by the Center for Research in Securities Prices ("CRSP") at the University of Chicago. All three investment comparisons assume the investment of $100 as of August 29, 1996 (the date the Common Stock began trading on the Nasdaq Stock Market). The cumulative total returns for the Nasdaq Stock Market index and the Nasdaq Bank index are computed assuming the reinvestment of dividends. In the graph below, the periods compared were August 29, 1996 and the Company's fiscal years ended December 31, 1996, 1997, 1998 and 1999.

         There can be no assurance that the Company's future stock performance will be the same or similar to the historical stock performance shown in the graph below. The Company neither makes nor endorses any predictions as to stock performance.

                                [GRAPHIC OMITTED]


================================================================================
                          8/29/96    12/31/96     12/31/97   12/31/98  12/31/99
--------------------------------------------------------------------------------
CRSP Nasdaq U.S. Index      $100       $113         $138       $194      $351
--------------------------------------------------------------------------------
CRSP Nasdaq Bank Index       100        120          201        200       192
--------------------------------------------------------------------------------
Sun Bancorp, Inc.            100         98          160        214       121
================================================================================
----------------------------------
(1) The cumulative total return for Sun Bancorp, Inc. reflects 5% stock dividends paid on October 30, 1996, June 25, 1997, May 26, 1998 and June 21, 1999 and 50% stock dividends paid in September 1997 and March 1998 and has been calculated based on the historical closing prices of $22.50 on August 29, 1996 (the first day of trading on the Nasdaq Stock Market), $21.00 on December 31, 1996, $21.83 on December 31, 1997,
         $18.50 on December 31, 1998 and $9.94 on December 31, 1999.

         The information set forth above under the subheadings "Compensation Committee Report on Executive Compensation" and "Stock Performance Graph" (i) shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by the Company under such Act or the Securities Act of 1933, as amended ("Securities Act"), shall not be deemed to be incorporated by reference in any such filing.


--------------------------------------------------------------------------------
          ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------
Compensation Committee Interlocks and Insider Participation

         The members of the Personnel Committee of the Company's Board of Directors during the year ended December 31, 1999 were Anne E. Koons, Sidney R. Brown and Philip W. Koebig, III. Each is also a member of the Board of Directors of the Company. Mr. Koebig is also a director and officer of Sun and did not participate in matters involving his personal compensation. No member of the Committee is, or was during 1999, an executive officer of another company whose board of directors has a comparable committee on which one of the Company's executive officers serves. None of the executive officers of the Company is, or was during 1999, a member of a comparable compensation committee of a company of which any of the directors of the Company is an executive officer.

Certain Relationships and Related Transactions

         Bernard A. Brown, the Chairman of the Board of Directors of the Company, Sun and Sun Delaware, is an owner of Vineland Construction Company. The Company and Sun lease office space in Vineland, New Jersey from Vineland Construction Company. The Company believes that the transactions with Vineland Construction Company are on terms substantially the same, or at least as favorable to Sun, as those that would be provided by a non-affiliate. The Company paid $575,833 to Vineland Construction during the year ended December 31, 1999. Sun is also party to a lease agreement for an office building with a partnership comprised of directors and shareholders of the Company and Sun. The Company believes that the lease is on terms substantially the same, or at least as favorable to Sun, as those that would be provided by a non-affiliate. The Company paid $525,106 in annual rent under this lease agreement during the year ended December 31, 1999.

         Sun and Sun Delaware have a policy of offering various types of loans to officers, directors and employees of the Bank and of the Company. These loans have been made in the ordinary course of business and on substantially the same terms and conditions (including interest rates and collateral requirements) as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions by Sun and Sun Delaware with its other unaffiliated customers and do not involve more than the normal risk of collectibility, nor present other unfavorable features. All of these loans were current at December 31, 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership of the Common Stock with the Commission and the Nasdaq National Market, and to provide copies of those reports to the Company.

         Based upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during the year ended December 31, 1999.

--------------------------------------------------------------------------------
               PROPOSAL II - RATIFICATION OF THE AMENDMENT TO THE
                             1997 STOCK OPTION PLAN
--------------------------------------------------------------------------------
Amendment Summary

         The Company's Board of Directors has adopted an amendment to the 1997 Stock Option Plan. In accordance with such amendment to the 1997 Stock Option Plan, the total number of shares of Common Stock authorized for issuance under the 1997 Stock Option Plan has been increased from 635,370 shares to 1,035,370 shares. Such amendment is subject to stockholder ratification.

General Plan Description

         The purpose of the 1997 Stock Option Plan is to attract and retain qualified personnel for positions of substantial responsibility and to provide additional incentives to certain officers and key employees to promote the success of the Company's business. The following summary of the material features of the 1997 Stock Option Plan is qualified in its entirety by reference to the complete provisions of the 1997 Stock Option Plan.

         The 1997 Stock Option Plan is administered by the Company's Board of Directors and a committee of not less than two nor more than seven non-employee directors appointed by the Board and serving at the pleasure of the Board (the "Option Committee"). Members of the Option Committee are "Non-Employee Directors" within the meaning of Rule 16b-3 pursuant to the Exchange Act. The Option Committee selects those individuals to whom options are granted, the number of options granted, and whether the option granted is an incentive stock option or a nonqualified stock option. A majority of the members of the Option Committee constitutes a quorum and the vote or written consent of a majority of the members of the Option Committee constitutes the action of the Option Committee.

         Employees, officers, directors and advisory directors who are designated by the Option Committee are eligible to receive, at no cost to them, options under the 1997 Stock Option Plan (the "Optionees"). Options granted under the 1997 Stock Option Plan constitute either incentive stock options (options that afford favorable tax treatment to recipients upon compliance with certain restrictions pursuant to Section 422 of the Internal Revenue Code ("Code") and that do not normally result in tax deductions to the Company) or nonqualified stock options (options that do not afford recipients favorable tax treatment under Code Section 422). Option shares may be paid for in cash, shares of Common Stock, or a combination of both. The Company will receive no consideration other than the option exercise price per share for Common Stock issued to Optionees upon the exercise of those Options.

         Shares issuable under the 1997 Stock Option Plan may be from authorized but unissued shares or they may be reacquired shares. An Option which expires, becomes unexercisable or is forfeited for any reason prior to its exercise, will again be available for issuance under the 1997 Stock Option Plan.

Transferability

         An incentive stock option is not assignable or transferable other than by will or by the laws of descent and distribution. A nonqualified stock option, on the other hand, is, with the prior written consent of the Option Committee, assignable or transferable during the Optionee's lifetime.

Stock Options

         The Option Committee may grant both an incentive stock option and a nonqualified stock option to the same person, or more than one of each type of option to the same person. The option price for both incentive stock options and nonqualified stock options issued under the 1997 Stock Option Plan must be equal to at least the fair market value of the Common Stock as of the date of the grant of the option. Fair market value is determined by the Option Committee in accordance with its interpretation of the requirements of Section 422 of the Code and the regulations thereunder.

         If an Optionee ceases to serve as an employee of the Company for any reason other than disability or death, an exercisable incentive stock option continues to be exercisable for three months but in no event after the expiration date of the option, except as may otherwise be determined by the Option Committee at the time of the award. Nonqualified stock options expire ten years and ten days after the date they are granted, unless terminated earlier under the option terms. These are determined by the Option Committee, in its sole discretion at the time of grant.

         If an officer or employee owns Common Stock representing more than ten percent of the outstanding Common Stock at the time an incentive stock option is granted, then the exercise price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock at the time the incentive stock option is granted. No more than $100,000 of incentive stock options may become exercisable for the first time in any one year for any one person. The Option Committee may impose additional conditions upon the right of an Optionee to exercise any Option granted hereunder which are not inconsistent with the terms of the 1997 Stock Option Plan or the requirements for qualification as an incentive stock option, if such Option is intended to qualify as an incentive stock option.

         Upon the exercise of an Option by an Optionee (or the Optionee's personal representative), the Option Committee, in its sole and absolute discretion, may make a cash payment to the Optionee, in whole or in part, in lieu of the delivery of shares of Common Stock. A cash payment paid in lieu of delivery of Common Stock must equal the difference between the Fair Market Value of the Common Stock on the date of the Option exercise and the exercise price per share of the Option. Such cash payment shall be in exchange for the cancellation of such Option and may not be made in the event that the transaction would result in liability to the Optionee and the Company under
Section 16(b) of the Exchange Act, and the regulations promulgated thereunder.

Awards Under the 1997 Stock Option Plan

         The Board or the Option Committee, from time to time and in their sole discretion, determine which officers, employees, directors and advisory directors of the Company and each present and future subsidiary corporation of the Company are eligible to receive options under the 1997 Stock Option Plan, which of these individuals shall be granted an option or options, whether the option shall be an incentive stock option or a nonqualified stock option, the time or times at which the options shall be granted, the rate of option exercisability, and, pursuant to the 1997 Stock Option Plan, the price at which each of the options is exercisable and the duration of the option. On May 20, 1999, stockholders of the Company ratified an amendment to the 1997 Stock Option Plan authorizing the grant of "reload" options. The award of a reload option allows the optionee to received the grant of an additional stock option in the event that such optionee exercises all or part of an option (an "original option") by surrendering already owned shares of Common Stock in full or partial payment of the option price under such original option. The exercise of an additional option issued in accordance with the "reload" feature will reduce the total number of shares eligible for award under the 1997 Stock Option Plan.

         The table below presents information related to stock option awards made pursuant to the amendment to the 1997 Stock Option Plan to increase the authorized shares under the 1997 Stock Option Plan to 1,035,370 from 635,370 shares, subject to shareholder ratification of the amendment. The stock options granted as set forth in the table below vest 50% one year from the date of grant and are 100% vested two years from the date of grant and were granted with a "reload" feature.

                               NEW PLAN BENEFITS
                               -----------------


Name and Position                                      Dollar Value       No. of Options Granted
-----------------                                      ------------      -----------------------

Philip W. Koebig, III                                  $-- (2)                    25,000
President and Chief Executive Officer(1)

Bernard A. Brown                                        -- (2)                    48,168
Chairman of the Board(1)

James S. Killough                                       -- (3)                     2,500
Executive Vice President

Bart A. Speziali                                        -- (3)                     2,500
Executive Vice President of Sun

Executive Officer Group (6 persons)                     -- (2)(3)                 78,168

Non-Executive Director Group ( 1 person)                -- (2)                    40,000

Non-Executive Officer Employee Group (28 persons)       -- (3)                    30,250

---------------------------------------
(1)      Nominee for director.
(2) Based on an exercise price of $14.25 per share, which equals the fair market value of the Common Stock on the date of grant, and the last sale price of the Common Stock at the close of the market as reported on the Nasdaq National Market on April 10, 2000 of $7.00 per share.
(3) Based on an exercise price of $7.00 per share, which equals the fair market value of the Common Stock on the date of grant, and the last sale price of the Common Stock at the close of the market as reported on the Nasdaq National Market on April 10, 2000 of $7.00 per share.

Effect of Mergers, Change of Control and Other Adjustments

         Subject to any required action by the shareholders of the Company, the Option Committee, within its discretion, may make proportional adjustments to the aggregate number of shares of Common Stock for which Options may be granted hereunder or the number of shares of Common Stock represented by each outstanding Option to adjust for any increase or decrease in the number of issued and outstanding shares of Common Stock as a result of a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without the receipt or payment of consideration by the Company. Subject to any required action by the shareholders of the Company, in the event of any change in control, recapitalization, merger, consolidation, exchange of shares, spin-off, reorganization, tender offer, partial or complete liquidation or other extraordinary corporate action or event, the Option Committee, in its discretion, has the power, prior to or subsequent to such action or events, to
(i) appropriately adjust the number of shares of Common Stock subject to each Option, the exercise price per share of such Option, and the consideration to be given or received by the Company upon the exercise of any outstanding Options;
(ii) cancel any or all previously granted Options, provided that appropriate consideration is paid to the Optionee in connection therewith; and/or (iii) make such other adjustments in connection with the 1997 Stock Option Plan as the Option Committee, in its discretion, deems necessary, desirable, appropriate or advisable. However, no action may be taken by the Option Committee which would cause incentive stock options granted pursuant to the 1997 Stock Option Plan to fail to meet the requirements of Section 422 of the Code without the consent of the Optionee. Upon the payment of a special or non-recurring cash dividend that has the effect of a return of capital to the shareholders, the Option exercise price per share would be adjusted proportionately.

         The Option Committee has the power to accelerate the exercise date of all Options granted under the 1997 Stock Option Plan. In the case of a Change in Control of the Company as determined by the Option Committee, all outstanding options shall become immediately exercisable. A Change in Control is defined to include (i) the sale of all, or a material portion, of the assets of the Company; (ii) the merger or recapitalization of the Company whereby the Company is not the surviving entity; (iii) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of Section 13(d) of the Exchange Act and rules and regulations promulgated thereunder) of 25% or more of the outstanding voting securities of the Company by any person, trust, entity, or group. This limitation does not apply to the purchase of shares by underwriters in connection with a pubic offering of Company stock or the purchase of shares of up to 25% of any class of securities of the Company by a tax-qualified employee stock benefit plan which is exempt from the approval requirements in effect, or as may hereafter be amended.

         In the event of such a Change in Control, the Option Committee and the Board of Directors would take one or more of the following actions to be effective  as of the date of such  Change  in  Control:  (i)  provide  that such
Options shall be assumed, or equivalent options shall be substituted, ("Substitute Options") by the acquiring or succeeding corporation (or an affiliate thereof), provided that: (A) any such Substitute Options exchanged for incentive stock options shall meet the requirements of Section 424(a) of the Code, and (B) the shares of stock issuable upon the exercise of such Substitute Options shall constitute securities registered in accordance with the Securities Act or such securities shall be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the Securities Act, (collectively, "Registered Securities"), or in the alternative, if the securities issuable upon the exercise of such Substitute Options do not constitute Registered Securities, then the Optionee will receive upon consummation of the Change in Control transaction a cash payment for each Option surrendered equal to the difference between (1) the Fair Market Value of the consideration to be received for each share of Common Stock in the Change in Control transaction times the number of shares of Common Stock subject to such surrendered Options, and (2) the aggregate exercise price of all such surrendered Options, or (ii) in the event of a transaction under the terms of which the holders of the Common Stock of the Company will receive upon consummation thereof a cash payment (the "Merger Price") for each share of Common Stock exchanged in the Change in Control transaction, to make or to provide for a cash payment to the Optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such Options held by each Optionee (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such surrendered Options in exchange for such surrendered Options.

         The power of the Option Committee to accelerate the exercise of Options and the immediate exercisability of Options in the case of a Change in Control of the Company could have an anti-takeover effect by making it more costly for a potential acquiror to obtain control of the Company due to the higher number of shares outstanding following such exercise of Options. The power of the Option Committee to make adjustments in connection with the 1997 Stock Option Plan, including adjusting the number of shares subject to Options and canceling Options, prior to or after the occurrence of an extraordinary corporate action, allows the Option Committee to adapt the 1997 Stock Option Plan to operate in changed circumstances, to adjust the 1997 Stock Option Plan to fit a smaller or larger company, and to permit the issuance of Options to new management following such extraordinary corporate action. However, this power of the Option Committee also has an anti-takeover effect, by allowing the Option Committee to adjust the 1997 Stock Option Plan in a manner to allow the present management of the Company to exercise more options and hold more shares of the Company's Common Stock, and to possibly decrease the number of Options available to new management of the Company. The 1997 Stock Option Plan could render it more difficult to obtain support for shareholder proposals opposed by the Company's Board and management in that recipients of Options could choose to exercise such Options and thereby increase the number of shares for which they hold voting power. In addition, the exercise of such Options could increase the cost of an acquisition by a potential acquiror.

Possible Dilutive Effects of the 1997 Stock Option Plan

         To the extent that the Company funds the 1997 Stock Option Plan, in whole or in part, with authorized but unissued shares, the interests of current shareholders is diluted. If, upon exercise of all of the additional shares authorized for issuance under the 1997 Stock Option Plan in accordance with the amendment to the 1997 Stock Option Plan increasing the total number of shares authorized for issuance, the Company delivers newly issued shares of Common Stock (i.e., 400,000 shares), then the dilutive effect to stockholders would be approximately 4.17%.

Federal Income Tax Consequences

         Under present federal tax laws, awards under the 1997 Stock Option Plan have the following consequences:

     1. The grant of an Option does not by itself result in the recognition of taxable income to an Optionee or entitle the Company to a tax deduction at the time of such grant.

     2. The exercise of an Option which is an "incentive stock option" within the meaning of Section 422 of the Code generally does not, by itself, result in the recognition of taxable income to an Optionee or entitle the Company to a deduction at the time of such exercise. However, the difference between the Option exercise price and the Fair Market Value of the Common Stock on the date of Option exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax for an Optionee. An Optionee would recognize capital gain or loss upon resale of the shares of Common Stock received pursuant to the exercise of incentive stock options, provided that such shares were held for at least one year after transfer of the shares or two years after the grant of the Option, whichever is later. Generally, if the shares were not held for that period, the Optionee would recognize ordinary income upon disposition in an amount equal to the difference between the Option exercise price and the Fair Market Value of the Common Stock on the date of exercise, or, if less, the sales proceeds of the shares acquired pursuant to the Option.

     3. The exercise of a nonqualified stock option results in the recognition of ordinary income by the Optionee on the date of exercise in an amount equal to the difference between the exercise price and the Fair Market Value of the Common Stock acquired pursuant to the Option.

     4. The Company would be allowed a tax deduction for federal tax purposes equal to the amount of ordinary income recognized by an Optionee at
          the  time  the  Optionee   recognizes  such  ordinary  income.

     5.   In  accordance  with Section  162(m) of the Code,  the  Company's  tax deductions for compensation paid to the most highly paid executives named in the Company's Proxy Statement may be limited to no more than $1 million per year, excluding certain "performance-based" compensation. The Company intends for the award of Options under the 1997 Stock Option Plan to comply with the requirement for an exception to Section 162(m) of the Code applicable to stock option plans so that the Company's deduction for compensation related to the exercise of Options would not be subject to the deduction limitation set forth in
          Section 162(m) of the Code.

Accounting Treatment

         The Company uses the "intrinsic value based method" as prescribed by APB Opinion 25. Accordingly, neither the grant nor the exercise of an Option under the 1997 Stock Option Plan currently requires any charge against earnings under generally accepted accounting principles. Shares of Common Stock issuable pursuant to outstanding Options which are exercisable and potentially dilutive under the 1997 Stock Option Plan are considered outstanding for purposes of calculating earnings per share on a fully diluted basis.

Shareholder Ratification

         Shareholder ratification of the adoption of the amendment to the 1997 Stock Option Plan is being sought by the Board to meet the requirements for continued listing of the Common Stock under the Nasdaq National Market. An affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote at the Meeting is required to constitute shareholder ratification of this Proposal II. Proxies marked "ABSTAIN" for purposes of Proposal II will have the same effect as a vote against the proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE AMENDMENT TO THE 1997 STOCK OPTION PLAN. UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY SIGNED PROXIES WILL BE VOTED FOR RATIFICATION OF THE AMENDMENT TO THE 1997 STOCK OPTION PLAN.


--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------
         The Board of Directors is not aware of any business to come before the Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy.


--------------------------------------------------------------------------------
                             INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------
         A representative of Deloitte & Touche LLP, the Company's independent accountants, is expected to be present at the Meeting, will have the opportunity to make a statement at the meeting if he or she desires to do so, and will be available to respond to appropriate questions.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------
         The  cost of  soliciting  proxies  will be borne  by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

--------------------------------------------------------------------------------
                      SHAREHOLDER PROPOSALS AND NOMINATIONS
--------------------------------------------------------------------------------
         In order to be considered for inclusion in the Company's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's executive offices at 226 Landis Avenue, Vineland, New Jersey 08360, no later than December 19, 2000. Any such proposal shall be subject to the requirements of the proxy rules adopted by the SEC under the Exchange Act.

         Under the Company's bylaws, shareholder proposals that are not included in the Company's proxy materials for next year's annual meeting of shareholders, will only be considered at the annual meeting if the stockholder submits notice of the proposal to the Company at the above address by March 19, 2001. In addition, shareholder proposals must meet other applicable criteria as set forth in the Company's bylaws in order to be considered at next year's meeting.

         The Company's bylaws include provisions setting forth specific conditions under which persons may be nominated as directors of the Company at an annual meeting of shareholders. A copy of such provisions is available upon request to: Sun Bancorp, Inc., 226 Landis Avenue, Vineland, New Jersey 08360,
Attention: Corporate Secretary.

--------------------------------------------------------------------------------
                                    FORM 10-K
--------------------------------------------------------------------------------
A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, WILL BE FURNISHED WITHOUT CHARGE (WITHOUT EXHIBITS) TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, SUN BANCORP, INC., 226 LANDIS AVENUE, VINELAND, NEW JERSEY 08360.


                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/Sidney R. Brown
                                       --------------------------------
                                       Sidney R. Brown
                                       Secretary

Vineland, New Jersey
April 18, 2000

--------------------------------------------------------------------------------
                                SUN BANCORP, INC.
                                226 LANDIS AVENUE
                           VINELAND, NEW JERSEY 08360
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 18, 2000
--------------------------------------------------------------------------------
         The undersigned hereby appoints the Board of Directors of Sun Bancorp, Inc. (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting"), to be held at 226 Landis Avenue, Vineland, New Jersey, on May 18, 2000, at 3:30 p.m. and at any and all adjournments thereof, in the following manner:

                                                         FOR            WITHHELD

1.        The election as directors of the nominees
          listed below (except as marked to the          [ ]              [ ]
          contrary below):

          Bernard A. Brown
          Ike Brown
          Jeffrey S. Brown
          Sidney R. Brown
          Peter Galetto, Jr.
          Philip W. Koebig, III
          Anne E. Koons

          (Instruction:  To withhold authority to vote
          for any individual nominee, write that nominee's name
          on the line provided below)
          -------------------------------------------------
                                                    FOR     AGAINST    ABSTAIN
                                                    ---     -------    -------

2.        Ratification of the amendment to
          the Sun Bancorp, Inc. 1997 Stock
          Option Plan                              [ ]        [ ]        [ ]


In their discretion, such attorneys and proxies are authorized to vote on any other business that may properly come before the meeting or any adjournments thereof.

Note: Executing this proxy permits such attorneys and proxies to vote, in their discretion, upon such other business as may properly come before the Meeting or any adjournments thereof.

         The Board of Directors recommends a vote "FOR" the above listed proposals.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders, a Proxy Statement dated April 18, 2000, and the 1999 Annual Report.

Dated:                              , 2000
       -----------------------------




------------------------------              ------------------------------
PRINT NAME OF SHAREHOLDER                   PRINT NAME OF SHAREHOLDER



------------------------------              -------------------------------
SIGNATURE OF SHAREHOLDER                    SIGNATURE OF SHAREHOLDER


Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.


--------------------------------------------------------------------------------
PLEASE COMPLETE, SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------